Exhibit 99.1

NEWS RELEASE
February 16, 2015

	Contacts:	Jay Brown, CFO
Son Nguyen, VP - Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE EXPLORING

SALE OF ITS AUSTRALIAN SUBSIDIARY

February 16, 2015 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that it plans to explore the potential sale of its Australian subsidiary (“CCAL”).

“In light of recent unsolicited offers we have received for our interest in CCAL, we have determined that fully exploring the options available to us will ensure the best long-term results for our shareholders,” stated Ben Moreland, Crown Castle’s President and Chief Executive Officer. “Similar to our US business, CCAL has developed into a leading wireless infrastructure provider in the attractive Australian market with a unique portfolio of assets and platform for future growth and expansion.”

CCAL is the largest independent tower operator in Australia. Crown Castle owns 77.6% of CCAL and has an intercompany loan of approximately A$306 million due from CCAL as of December 31, 2014. CCAL is expected to contribute approximately 4% to 5% to the midpoint of Crown Castle’s previously provided full year 2015 Outlook for Adjusted EBITDA of US$2.15 billion and AFFO of US$1.46 billion. Crown Castle’s full year 2015 Outlook was previously provided on January 21, 2015 and assumed an exchange rate of 0.81 US dollars to 1.0 Australian dollar.

There can be no assurance that the exploration of a potential sale will result in the consummation of any specific action. Crown Castle does not intend to discuss developments with respect to the exploration of a sale unless or until its Board of Directors reviews and approves a specific action or otherwise deems further disclosure is appropriate or required.

ABOUT CCAL

Since its establishment in 2000, CCAL has grown to become the largest independent tower operator in Australia with a nationwide portfolio of approximately 1,800 sites providing significant wireless communications coverage to substantially all Australians throughout all States and Territories. Crown Castle Australia’s customers include major mobile telecommunications carriers such as Optus, Telstra and Vodafone Hutchison Australia; wireless broadband service providers such as NBN Co.; and key emergency service network providers.

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 2

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 14,000 small cell nodes supported by approximately 7,000 miles of fiber, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 US markets. In addition, Crown Castle operates approximately 1,800 towers in Australia. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s expectations. Such statements include plans, projections and estimates regarding (1) a potential sale of CCAL, (2) CCAL’s contribution to Crown Castle’s financial or operating results, (3) US dollar to Australian dollar exchange rate, and (4) discussions of potential CCAL sale developments. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

This press release includes discussions of certain non-GAAP financial measures. Tables reconciling these non-GAAP financial measures are available in the Supplemental Information Package in the Investor section of the company’s website at www.crowncastle.com.

The Foundation for a Wireless World.

CrownCastle.com